Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports Fourth Quarter and Full Year 2023 Financial Results

Montvale, NJ, February 16, 2024 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2023 fiscal fourth quarter ended December 31, 2023. The Company reported quarterly net sales of $228.7 million, quarterly net earnings of $26.6 million, adjusted EBITDA(a) of $55.4 million, and free cash flow(a) of $56.0 million.

Ted Harris, Chairman, CEO, and President of Balchem said, “The fourth quarter capped off another solid year for Balchem. We delivered record fourth quarter adjusted EBITDA and very strong free cash flow, despite the continued challenging demand environment in parts of our portfolio. I am particularly pleased with our Human Nutrition and Health segment posting record fourth quarter sales and earnings.”

Fourth Quarter 2023 Financial Highlights:
•GAAP net earnings were $26.6 million, an increase of 24.5% from the prior year.
•Adjusted EBITDA was $55.4 million, an increase of 5.4% from the prior year quarter.
•GAAP earnings per share of $0.82 compared to $0.66 in the prior year quarter and adjusted earnings per share(a) of $0.95 compared to $0.94 in the prior year quarter.
•Cash flows from operations were $67.4 million for the fourth quarter 2023, with record quarterly free cash flow(a) of $56.0 million, up 103.4% from the prior year quarter.
•Record Human Nutrition & Health segment sales of $138.0 million, an increase of 5.8% compared to the prior year quarter with record earnings from operations of $25.2 million, up 43.8%.

Mr. Harris added, “Our full year 2023 results highlight the resilience of our business model in a challenging and volatile market environment. While full year 2023 net sales were down modestly, we delivered record adjusted EBITDA and generated record free cash flow, allowing us to further strengthen our balance sheet, while returning $25.4 million to our shareholders in a double digit increase to our dividend, all while continuing to advance our strategic growth initiatives.”

Full Year 2023 Financial Highlights:
•GAAP net earnings were $108.5 million, an increase of 3.0% from the prior year. These net earnings resulted in GAAP earnings per share of $3.35 compared to $3.25 in the prior year.
•Adjusted EBITDA was $230.9 million, an increase of 7.1%, from the prior year.
•Cash flows from operations were $183.8 million for 2023, with record full year free cash flow of $151.1 million.
•Record Human Nutrition & Health segment sales of $550.8 million, an increase of 4.5% compared to the prior year.
•Record earnings from operations in both the Human Nutrition & Health and Specialty Products segments, increasing 24.7% and 5.5%, respectively.

Mr. Harris continued, “I am excited about 2024, and I believe the company is well positioned to deliver both top and bottom line growth on a full year basis, while continuing to advance our strategic growth initiatives that will ensure our growth over the longer term.”

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)
Results for Period Ended December 31, 2023 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$228,699	$232,531	$922,439	$942,358
Gross margin	74,993	68,639	302,056	280,451
Operating expenses	36,658	35,334	142,863	135,265
Earnings from operations	38,335	33,305	159,193	145,186
Interest and other expenses	5,068	7,529	21,932	11,437
Earnings before income tax expense	33,267	25,776	137,261	133,749
Income tax expense	6,619	4,370	28,718	28,382
Net earnings	$26,648	$21,406	$108,543	$105,367

Diluted net earnings per common share	$0.82	$0.66	$3.35	$3.25

Adjusted EBITDA(a)	$55,430	$52,611	$230,910	$215,688
Adjusted net earnings(a)	$30,901	$30,340	$129,718	$130,531
Adjusted diluted net earnings per common share(a)	$0.95	$0.94	$4.00	$4.03

Shares used in the calculations of diluted and adjusted net earnings per common share	32,477	32,398	32,448	32,393

(a)	See “Non-GAAP Financial Information” for a reconciliation of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)
Financial Results for the Fourth Quarter of 2023:
The Human Nutrition & Health segment generated fourth quarter sales of $138.0 million, an increase of $7.6 million or 5.8% compared to the prior year quarter. The increase was driven by higher sales within both the minerals and nutrients business and food and beverage markets, and a favorable impact related to changes in foreign currency exchange rates. Fourth quarter earnings from operations for this segment were $25.2 million, an increase of $7.7 million, or 43.8%, compared to $17.5 million in the prior year quarter, primarily due to the aforementioned higher sales and lower manufacturing input costs, partially offset by higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations(a) for this segment were $29.9 million, compared to $23.6 million in the prior year quarter, an increase of 26.7%.
The Animal Nutrition & Health segment generated quarterly sales of $58.2 million, a decrease of $6.6 million or 10.2% compared to the prior year quarter. The decrease was driven by lower sales in both the ruminant and monogastric species markets, partially offset by a favorable impact related to changes in foreign currency exchange rates. Fourth quarter earnings from operations for this segment were $5.3 million, a decrease of $3.8 million, or 41.3%, compared to $9.1 million in the prior year quarter, primarily due to the aforementioned lower sales, partially offset by lower manufacturing input costs. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $5.6 million, compared to $10.1 million in the prior year quarter, a decrease of 44.5%.
The Specialty Products segment generated fourth quarter sales of $31.0 million, a decrease of $0.8 million or 2.6% compared to the prior year quarter, due to lower sales in both the performance gases business and the plant nutrition business, partially offset by a favorable impact related to changes in foreign currency exchange rates. Fourth quarter earnings from operations for this segment were $8.6 million, an increase of $0.6 million, or 7.4%, compared to $8.0 million in the prior year quarter, primarily driven by lower manufacturing input costs. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $9.8 million, compared to $9.2 million in the prior year quarter, an increase of 7.1%.
Consolidated gross margin for the quarter ended December 31, 2023 of $75.0 million increased by $6.4 million or 9.3%, compared to $68.6 million for the prior year comparable period. Gross margin as a percentage of sales was 32.8% as compared to 29.5% in the prior year period, an increase of 327 basis points, primarily due to a favorable mix and decreases in certain manufacturing input costs. Operating expenses of $36.7 million for the quarter increased $1.3 million from the prior year comparable quarter, primarily due to an increase in outside services and higher compensation-related expenses, partially offset by a favorable adjustment to transaction costs. Excluding non-cash operating expenses associated with amortization of intangible assets of $6.3 million, operating expenses were $30.4 million, or 13.3% of sales.
Interest expense was $5.3 million and $5.1 million in the fourth quarters of 2023 and 2022, respectively. Our effective tax rates for the three months ended December 31, 2023 and 2022 were 19.9% and 17.0%, respectively. The increase in the effective tax rate from the prior year was primarily due to an increase in certain state taxes and lower tax benefits from stock-based compensation.
For the quarter ended December 31, 2023, cash flows provided by operating activities were $67.4 million and free cash flow was $56.0 million. The $165.8 million of net working capital on December 31, 2023 included a cash balance of $64.4 million. Significant cash payments during the quarter included repayments on the revolving loan of $71.0 million, and capital expenditures and intangible assets acquired of $11.7 million.

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Balchem Corporation (NASDAQ:BCPC)

Ted Harris, Chairman, President, and CEO of Balchem said, “2023 was another solid year for Balchem and I would like to thank each and every one of our over 1,300 employees for their contributions to these results and the progress we have made around our strategic initiatives. Once again, we have shown resilience and the ability to deliver strong results, even in challenging times. I am excited about our future.”

Quarterly Conference Call
A quarterly conference call will be held on Friday, February 16, 2024, at 11:00 AM Eastern Time (ET) to review fourth quarter 2023 results. Ted Harris, Chairman, President, and CEO and Martin Bengtsson, CFO will host the call. We invite you to listen to the conference by calling toll-free 1-877-407-8289 (local dial-in 1-201-689-8341), five minutes prior to the scheduled start time of the conference call. The conference call will be available for replay three hours after the conclusion of the call through end of day Friday, March 1, 2024. To access the replay of the conference call, dial 1-877-660-6853 (local dial-in 1-201-612-7415), and use conference ID #13744174.
Segment Information
Balchem Corporation reports three business segments: Human Nutrition & Health, Animal Nutrition & Health, and Specialty Products. The Human Nutrition & Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition & Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".
Forward-Looking Statements
This release contains forward-looking statements, within the meaning of the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Actions and performance could differ materially from what is contemplated by the forward-looking statements contained in this release. Factors that might cause differences from the forward-looking statements include those referred to or identified in Balchem’s Annual Report on Form 10-K for the year ended December 31, 2023 and other factors that may be identified elsewhere in this release or in our other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
(Dollars in thousands)

Business Segment Net Sales:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Human Nutrition & Health	$137,974	$130,403	$550,751	$527,131
Animal Nutrition & Health	58,164	64,751	238,326	262,297
Specialty Products	31,004	31,816	125,965	131,438
Other and Unallocated (b)	1,557	5,561	7,397	21,492
Total	$228,699	$232,531	$922,439	$942,358

Business Segment Earnings Before Income Taxes:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Human Nutrition & Health	$25,210	$17,533	$102,419	$82,125
Animal Nutrition & Health	5,346	9,113	27,576	36,056
Specialty Products	8,595	8,004	34,579	32,789
Other and Unallocated (b)	(816)	(1,345)	(5,381)	(5,784)
Interest and other expenses	(5,068)	(7,529)	(21,932)	(11,437)
Total	$33,267	$25,776	$137,261	$133,749

(b) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of: (i) Transaction and integration costs, and unallocated legal fees totaling $17 and $1,617 for the three and twelve months ended December 31, 2023, respectively, and $765 and $3,581 for the three and twelve months ended December 31, 2022, respectively (refer to Note 4 for descriptions of these charges), and (ii) Unallocated amortization expense of $0 and $312 for the three and twelve months ended December 31, 2023, respectively, and $738 and $2,951 for the three and twelve months ended December 31, 2022, respectively, related to an intangible asset in connection with a company-wide ERP system implementation.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	December 31, 2023	December 31, 2022

Cash and Cash Equivalents	$64,447	$66,560
Accounts Receivable, net	125,284	131,578
Inventories, net	109,521	119,668
Other Current Assets	14,990	17,997
Total Current Assets	314,242	335,803

Property, Plant & Equipment, net	276,039	271,355
Goodwill	778,907	769,509
Intangible Assets with Finite Lives, net	191,212	213,295
Right of Use Assets	19,864	19,432
Other Assets	16,947	15,118
Total Non-current Assets	1,282,969	1,288,709

Total Assets	$1,597,211	$1,624,512

Current Liabilities	$148,491	$140,042
Revolving Loan	309,569	440,569
Deferred Income Taxes	52,046	62,784
Long-Term Obligations	33,121	42,833
Total Liabilities	543,227	686,228

Stockholders' Equity	1,053,984	938,284

Total Liabilities and Stockholders' Equity	$1,597,211	$1,624,512

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Balchem Corporation (NASDAQ:BCPC)
Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net earnings	$108,543	$105,367
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	54,935	51,848
Stock compensation expense	16,052	13,224
Other adjustments	(15,779)	(6,681)
Changes in assets and liabilities, net of acquired balances	20,010	(25,222)
Net cash provided by operating activities	183,761	138,536

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(1,252)	(365,780)
Capital expenditures and intangible assets acquired	(37,892)	(49,945)
Proceeds from sale of assets	1,881	206
Proceeds from settlement of net investment hedge	2,740	—
Investment in affiliates	(290)	(495)
Net cash used in investing activities	(34,813)	(416,014)

Cash flows from financing activities:
Proceeds from revolving loan	18,000	435,000
Principal payments on revolving debt	(149,000)	(103,000)
Principal payments on acquired debt	—	(30,988)
Cash paid for financing costs	—	(1,232)
Principal payments on finance lease	(222)	(177)
Proceeds from stock options exercised	5,242	3,212
Dividends paid	(22,872)	(20,713)
Repurchases of common stock	(4,469)	(35,423)
Net cash (used in) provided by financing activities	(153,321)	246,679

Effect of exchange rate changes on cash	2,260	(5,880)

Decrease in cash and cash equivalents	(2,113)	(36,679)

Cash and cash equivalents, beginning of period	66,560	103,239
Cash and cash equivalents, end of period	$64,447	$66,560

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Balchem Corporation (NASDAQ:BCPC)
Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, and free cash flow. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

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Balchem Corporation (NASDAQ:BCPC)

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Table 1
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of adjusted gross margin
GAAP gross margin	$74,993	$68,639	$302,056	$280,451
Inventory valuation adjustment (1)	—	1,473	1,419	3,057
Amortization of intangible assets and finance lease (2)	665	712	2,683	2,025
Restructuring costs (3)	186	—	601	—
Adjusted gross margin	$75,844	$70,824	$306,759	$285,533

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$38,335	$33,305	$159,193	$145,186
Inventory valuation adjustment (1)	—	1,473	1,419	3,057
Amortization of intangible assets and finance lease (2)	6,964	7,641	28,274	27,481
Restructuring costs (3)	186	—	8,365	—
Transaction and integration costs and unallocated legal fees (4)	(1,383)	293	(9,683)	3,109
Nonqualified deferred compensation plan expense (income) (5)	523	337	917	(401)
Adjusted earnings from operations	$44,625	$43,049	$188,485	$178,432

Reconciliation of adjusted net earnings
GAAP net earnings	$26,648	$21,406	$108,543	$105,367
Inventory valuation adjustment (1)	—	1,473	1,419	3,057
Amortization of intangible assets and finance lease (2)	7,035	7,713	28,561	27,816
Restructuring costs (3)	186	—	8,365	—
Transaction and integration costs and unallocated legal fees (4)	(1,383)	293	(9,683)	3,109
Unrealized foreign currency loss on contingent consideration liability and net realized (gain) on foreign currency forward contracts (6)	—	2,015	—	(512)
Income tax adjustment (7)	(1,585)	(2,560)	(7,487)	(8,306)
Adjusted net earnings	$30,901	$30,340	$129,718	$130,531

Adjusted net earnings per common share - diluted	$0.95	$0.94	$4.00	$4.03

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Balchem Corporation (NASDAQ:BCPC)
The following table sets forth a reconciliation of Net Income calculated using amounts determined in accordance with GAAP to EBITDA and to Adjusted EBITDA for the three and twelve months ended December 31, 2023 and 2022.

Table 2
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
Net income - as reported	$26,648		$21,406		$108,543		$105,367
Add back:
Provision for income taxes	6,619		4,370		28,718		28,382
Interest and other expenses	5,068		7,529		21,932		11,437
Depreciation and amortization	13,984		13,817		54,647		51,513
EBITDA	52,319		47,122		213,840		196,699
Add back certain items:
Non-cash compensation expense related to equity awards	3,785		3,386		16,052		13,224
Inventory valuation adjustment (1)	—		1,473		1,419		3,057
Restructuring costs (3)	186		—		8,365		—
Transaction and integration costs and unallocated legal fees (4)	(1,383)		293		(9,683)		3,109
Nonqualified deferred compensation plan expense (income) (5)	523	—	337	—	917	—	(401)
Adjusted EBITDA	$55,430		$52,611		$230,910		$215,688

The following table sets forth a reconciliation of our GAAP effective income tax rate to our non-GAAP effective income tax rate for the three and twelve months ended December 31, 2023 and 2022.

Table 3
(unaudited)

	Three Months Ended December 31,
	2023	Effective Tax Rate	2022	Effective Tax Rate
GAAP Income Tax Expense	$6,619	19.9%	$4,370	17.0%
Impact of ASU 2016-09(8)	369		249
Adjusted Income Tax Expense	$6,988	21.0%	$4,619	17.9%

	Year Ended December 31,
	2023	Effective Tax Rate	2022	Effective Tax Rate
GAAP Income Tax Expense	$28,718	20.9%	$28,382	21.2%
Impact of ASU 2016-09(8)	1,232		963
Adjusted Income Tax Expense	$29,950	21.8%	$29,345	21.9%

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Balchem Corporation (NASDAQ:BCPC)
The following table sets forth a reconciliation of net cash provided by operating activities to free cash flow for the three and twelve months ended December 31, 2023 and 2022.

Table 4
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$67,406	$41,655	$183,761	$138,536
Capital expenditures, proceeds from the sale of assets, settlement of net investment hedge, and capitalized ERP implementation costs	(11,441)	(14,136)	(32,653)	(49,157)
Free cash flow	$55,965	$27,519	$151,108	$89,379

(1) Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company's cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

(2) Amortization of intangible assets and finance lease: Amortization of intangible assets and finance lease consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, an intangible asset in connection with a company-wide ERP system implementation, and one finance lease. We record expense relating to the amortization of these intangibles and finance lease in our GAAP financial statements. Amortization expenses for our intangible assets and finance lease are inconsistent in amount and are significantly impacted by the timing and valuation of an acquisition. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(3) Restructuring costs: Expenses related to a reorganization of the business.

(4) Transaction and integration costs and unallocated legal fees: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Unallocated legal fees for transaction-related non-compete agreement disputes are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(5) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult. Adjustments have been made to the prior period presentation to conform with the current period presentation.

(6) Unrealized foreign currency loss on contingent consideration liability and net realized (gain) on foreign currency exchange forward contracts: The unrealized foreign currency loss related to the contingent consideration liability recorded in connection with the Kappa acquisition and was recorded as other expense in our GAAP financial statements. The net realized gain on foreign currency exchange forward contracts related to four short-term foreign currency exchange forward contracts with JP Morgan Chase, N.A. in connection with the Kappa acquisition. These contracts did not qualify for hedge accounting and the net gain was recorded as other income in our GAAP financial statements. We believe that excluding these gains and losses from our Non-GAAP financial measures is useful to investors because such income or expense are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(7) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(8) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three and twelve months ended December 31, 2023 and 2022, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities.

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